SELECTED CONSOLIDATED DATA                             U S WEST, INC.
(UNAUDITED)
                                                Quarter Ended
Dollars in millions, except                      March 31,          %
per share amounts                             1999     1998       Change
Access lines
 (thousands):
 Business                                       4,972    4,839      2.9
 Consumer                                      11,799   11,363      3.8
Total access lines                             16,771   16,202      3.5

Minutes of use (millions):
 Interstate                                    15,305   14,362      6.6
 Intrastate                                     3,139    2,983      5.2
Total minutes of use                           18,444   17,345      6.3

Employees:
 U S WEST, Inc.                                55,324   52,142      6.1
 Telephone
  operations only                              47,007   44,667      5.2
Telephone empl per
 10,000 access lines                             28.0     27.6      1.4

Dividends per
 common share                                  $0.535$   0.535     -
Common shares
 outstanding (millions) (#1)                    503.5    501.3      0.4
Capital expend                                 $  787   $  522     50.8
EBITDA (#2)                                     1,395    1,347      3.6
EBITDA margin                                    43.8%    44.8%    (2.2)
Debt-to-capital
 ratio (#3)                                      57.4%    55.6%     3.2

<F1>
# 1: Common shares outstanding at March 31, 1998 are pro forma, assuming the Separation had been consummated as of the date indicated.
<F2>
# 2: Earnings before interest, taxes, depreciation, amortization, and other expense (EBITDA).
<F3>
# 3: Telephone operations only.